Exhibit 23.10

CONSENT

We hereby consent to the reference to each of our studies listed below, appearing appearing in the Annual Report on Form 20-F/A of Elbit Imaging Ltd. for the year ended December 31, 2012 as filed with the Securities and Exchange Commission and to the incorporation by reference of such Annual Report in this Registration Statement on Form F-1 filed by Elbit Imaging Ltd.:

•	Valuation report in respect of options granted in July 18, 2010 under the framework of ESOP 2006 and 2008, dated October 2010;

•	Valuation report in respect of options granted in August 30, 2009 under the framework of ESOP 2006 and 2008, dated November 2009;

•	Valuation report in respect of options granted in May 27, 2009 under the framework of ESOP 2006 and 2008, dated June 2009;

•	Valuation report in respect of options re-priced in May 20, 2009 under the framework of ESOP 2006 and 2008, dated June 2009; and

•	2011 re-pricing valuation for the year ended December 31, 2011.

This consent is not to be construed as an admission that we are an expert or that we are a person whose consent is required to be filed under the provisions of the Securities Act of 1933, as amended.

/s/Giza Zinger Even Ltd.
Giza Zinger Even

Tel Aviv, Israel
March 12, 2014